Exhibit 107
Calculation of Filing Fee Tables
Form 424B5
(Form Type)

Opendoor Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(r)(1)	180,580,200	$6.56	$1,184,606,112.00	0.00013810	$163,594.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$1,184,606,112.00		$163,594.11
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$163,594.11

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3ASR (Registration No. 333-279080) (the “Registration Statement”) being paid herewith.